Exhibit 24(a)

POWER OF ATTORNEY

(Re: Shelf Registration Statement on Form S-3)

Each director and officer of Huntington Bancshares Incorporated (the “Corporation”) whose signature appears below, hereby names, constitutes and appoints Stephen D. Steinour, Richard A. Cheap and David S. Anderson, or any of them, as his or her attorney-in-fact, to sign, in his or her name, place, stead and behalf, and in any and all capacities stated below, and to cause to be filed with the Securities and Exchange Commission, the Corporation’s Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended, a number of authorized and unissued shares of preferred stock, par value $.01 per share, of the Corporation, including preferred stock convertible or exchangeable into other securities of the Corporation, common stock, par value $0.01 per share, of the Corporation, depositary shares representing interests in shares of Preferred Stock, senior debt securities of the Corporation, which may or may not be secured, consisting of debentures, capital securities, notes and/or other evidences of indebtedness including debt securities convertible or exchangeable into other securities of the Corporation, subordinated debt securities of the Corporation, consisting of debentures, capital securities, notes and/or other evidences of indebtedness including debt securities convertible or exchangeable into other securities of the Corporation, stock purchase contracts for securities of the Corporation, units representing a combination of any other securities of the Corporation, which may or may not be separable, warrants or options to purchase or sell securities of the Corporation, and guarantees of payment by the Corporation, and likewise to sign and file any and all amendments, including post-effective amendments, to the Registration Statement, hereby granting to such attorneys, and to each of them, individually, full power and authority to do and perform in the name and on behalf of each of the undersigned, and in any and all such capacities, every act and thing whatsoever necessary to be done in and about the premises as fully as any of the undersigned could or might do in person, hereby granting to each such attorney-in-fact full power of substitution and revocation and hereby ratifying all that any such attorney-in-fact or his substitute may do by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney, in counterparts if necessary, effective as of July 22, 2013.

Signature	Title	Date

/s/ Stephen D. Steinour Stephen D. Steinour	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	July 22, 2013

/s/ David S. Anderson David S. Anderson	Executive Vice President, Interim Chief Financial Officer and Controller (Principal Financial Officer and Principal Accounting Officer)	July 22, 2013

/s/ Don M. Casto III Don M. Casto III	Director	July 22, 2013

/s/ Ann B. Crane Ann B. Crane	Director	July 22, 2013

/s/ Steven G. Elliot Steven G. Elliott	Director	July 22, 2013

/s/ Michael J. Endres Michael J. Endres	Director	July 22, 2013

Signature	Title	Date

/s/ John B. Gerlach, Jr. John B. Gerlach, Jr.	Director	July 22, 2013

/s/ Peter J. Kight Peter J. Kight	Director	July 22, 2013

/s/ Jonathan A. Levy Jonathan A. Levy	Director	July 22, 2013

/s/ Richard W. Neu Richard W. Neu	Director	July 22, 2013

/s/ David L. Porteous David L. Porteous	Director	July 22, 2013

/s/ Kathleen H. Ransier Kathleen H. Ransier	Director	July 22, 2013